Exhibit 99.1

Casa Systems Announces First Quarter 2018 Financial Results

•    Revenue of $89.1 million for first quarter of 2018

•    Non-GAAP Net Income of $21.6 million, or $0.23 per share, for the first quarter of 2018

Andover, Mass. – May 10, 2018 – Casa Systems, Inc. (NASDAQ:CASA), a leading provider of converged broadband infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for its first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

•	Revenues were $89.1 million, an increase of 22.5% compared to the first quarter of 2017

•	Gross margin of 69.6%, compared to gross margin of 72.0% in the first quarter of 2017

•	GAAP net income of $17.8 million, a decrease of 2.1% compared to the first quarter of 2017

•	Non-GAAP net income of $21.6 million, an increase of 8.4% compared to the first quarter of 2017

•	Adjusted EBITDA of $29.5 million, an increase of 11.6% compared to the first quarter of 2017

“I am pleased to report that we had another strong quarter,” said Jerry Guo, Casa’s President and CEO. We are seeing continued growth across our business. During the quarter, DOCSIS 3.1 deployments accelerated with our MSO customers, deployments of our small cell solutions have begun with our mobile customers, and 5G/4G core trials gained momentum with existing and prospective mobile customers. Finally, we are very excited about the launch of our Virtual Broadband Network Gateway, or vBNG router solution, where we are already engaged in multiple trials with both existing and prospective customers.” said Guo.

Commenting on the Company’s financial results, Gary Hall, Casa’s CFO, added, “I am pleased with our strong financial results for the quarter, driven by the deployment of our industry-leading solutions by our customers as they provide additional bandwidth and services to their subscribers. We continue to deliver revenue growth and profitability, while continuing to invest in our business.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2018, we expect:

•	Revenues between $380.0 million and $395.0 million

•	Non-GAAP net income between $100.0 million and $111.0 million

•	Non-GAAP diluted net income per share between $1.08 and $1.19

Guidance for non-GAAP financial measures excludes stock-based compensation, which is a non-cash charge, and the resulting tax effect of such stock-based compensation. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its first quarter ended March 31, 2018 at 5:00 p.m. Eastern Standard Time today, May 10, 2018. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at

http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding future results of the operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; and (6) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update or revise any forward-looking statements for any reason after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, which is a non-cash charge, and the tax effect on this excluded item applied using our effective income tax rate for the period. We define non-GAAP diluted net income per share as diluted net income per share attributable to common stockholders reported in our condensed consolidated statements of operations, excluding the impact of cumulative dividends on convertible preferred stock, which are no longer applicable following the conversion to common stock of all of our outstanding preferred stock in December 2017 in connection with our initial public offering, excluding the impact of dividends declared on convertible preferred stock, as we do not intend to declare any dividends for the foreseeable future, and excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•	we exclude stock-based compensation expense from each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•	adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•	free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•	other companies, including companies in our industry, may not use non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures”.

About Casa Systems, Inc.

Casa Systems, Inc. (NASDAQ: CASA) delivers converged broadband technology solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 450 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenue	$89,074	$72,729
Cost of revenue	27,119	20,389

Gross profit	61,955	52,340
Operating expenses:
Research and development	20,530	14,468
Sales and marketing	11,268	10,080
General and administrative	7,188	4,995

Total operating expenses	38,986	29,543

Income from operations	22,969	22,797

Other income (expense):
Interest income	1,095	504
Interest expense	(4,672)	(4,193)
Gain (loss) on foreign currency, net	(24)	30
Other income, net	201	119

Total other income (expense), net	(3,400)	(3,540)

Income before provision for income taxes	19,569	19,257
Provision for income taxes	1,793	1,103

Net income	17,776	18,154
Cumulative dividends on convertible preferred stock	—	(1,451)
Undistributed earnings allocated to participating securities	—	(9,115)

Net income attributable to common stockholders, basic	17,776	7,588
Undistributed earnings reallocated to dilutive potential common shares	—	1,055

Net income attributable to common stockholders, diluted	$17,776	$8,643

Net income per share:
Basic	$0.22	$0.23

Diluted	$0.19	$0.20

Weighted average shares used in computing net income per share:
Basic	81,629	33,618

Diluted	93,594	43,299

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$17,776	$18,154
Stock-based compensation	4,230	1,900
Tax effect of excluded item	(388)	$(109)

Non-GAAP net income	$21,618	$19,945

Non-GAAP net income margin	24.3%	27.4%

Reconciliation of Diluted Net Income Per Share Attributable to Common Stockholders to Non-GAAP Diluted Net Income Per Share
Diluted net income per share attributable to common stockholders	$0.19	$0.20
Cumulative dividends on convertible preferred stock	—	0.03
Dividends declared on convertible preferred stock	—	0.19
Non-GAAP adjustments to net income	0.04	0.04

Non-GAAP diluted net income per share	$0.23	$0.46

Weighted -average shares used in computing diluted non-GAAP net income per share	93,594	43,299

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$17,776	$18,154
Stock-based compensation	4,230	1,900
Depreciation and amortization	2,302	1,728
Other income (expense), net	3,400	3,540
Provision for income taxes	1,793	1,103

Adjusted EBITDA	$29,501	$26,425

Adjusted EBITDA margin	33.1%	36.3%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$51,143	$13,416
Purchases of property and equipment	(2,539)	(1,858)

Free cash flow	$48,604	$11,558

Summary of Stock-Based Compensation Expense:
Cost of revenue	$209	$71
Research and development	2,018	516
Sales and marketing	375	277
General and administrative	1,628	1,036

Total	$4,230	$1,900

Summary of Revenue:
Sales of broadband products	$50,759	$57,340
Capacity expansions	29,430	7,869

Product	80,189	65,209
Service	8,885	7,520

Total revenue	$89,074	$72,729

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$307,095	$260,820
Accounts receivable, net	88,866	122,634
Inventory	29,354	36,148
Prepaid expenses and other current assets	3,920	5,151
Prepaid income taxes	1,811	538

Total current assets	431,046	425,291
Property and equipment, net	29,166	29,363
Accounts receivable, net of current portion	4,326	4,710
Deferred tax assets	8,719	9,718
Other assets	612	615

Total assets	$473,869	$469,697

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,741	$15,833
Accrued expenses and other current liabilities	34,920	48,250
Accrued income taxes	1,818	118
Deferred revenue	27,820	34,224
Current portion of long-term debt, net of unamortized debt issuance costs	2,161	2,156

Total current liabilities	81,460	100,581
Accrued income taxes, net of current portion	9,085	8,810
Deferred revenue, net of current portion	16,576	14,691
Long-term debt, net of current portion and unamortized debt issuance costs	294,915	295,459

Total liabilities	402,036	419,541

Stockholders’ equity:
Common stock	82	81
Additional paid-in capital	131,536	128,798
Accumulated other comprehensive income	1,356	194
Accumulated deficit	(61,141)	(78,917)

Total stockholders’ equity	71,833	50,156

Total liabilities and stockholders’ equity	$473,869	$469,697

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$17,776	$18,154
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,302	1,728
Stock-based compensation	4,230	1,900
Deferred income taxes	1,040	1,815
Excess and obsolete inventory valuation adjustment	(1,043)	162
Changes in operating assets and liabilities:
Accounts receivable	28,470	53,134
Inventory	7,713	(7,495)
Prepaid expenses and other assets	103	2,090
Prepaid income taxes	(1,273)	(4,441)
Accounts payable	1,644	(12,743)
Accrued expenses and other current liabilities	(7,162)	(10,000)
Accrued income taxes	1,969	(10,746)
Deferred revenue	(4,626)	(20,142)

Net cash provided by operating activities	51,143	13,416

Cash flows used in investing activities:
Purchases of property and equipment	(2,539)	(1,858)

Net cash used in investing activities	(2,539)	(1,858)

Cash flows used in financing activities:
Principal repayments of debt	(826)	(823)
Proceeds from exercise of stock options	675	40
Payments of dividends and equitable adjustments	(2,241)	(96,739)
Payments of initial public offering costs	(976)	(1,245)
Employee taxes paid related to net share settlement of equity awards	—	(3,788)

Net cash used in financing activities	(3,368)	(102,555)

Effect of exchange rate changes on cash and cash equivalents	1,039	65

Net increase (decrease) in cash and cash equivalents	46,275	(90,932)
Cash and cash equivalents at beginning of period	260,820	329,554

Cash and cash equivalents at end of period	$307,095	$238,622

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,291	$4,274

Cash paid for income taxes	$53	$14,320

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$287	$783

Prepaid expenses and other current assets included in accounts payable	$241	$77

Deferred offering costs included in accounts payable and accrued expenses and other current liabilities	$171	$375

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$8,420	$10,770

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$5,754	$12,619